UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 1, 2009

ENTERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11299	72-1229752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana 70113
(Address of Principal Executive Offices, including Zip code)

(504) 576-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 1, 2009, Enexus Energy Corporation ("Enexus"), a subsidiary of Entergy Corporation ("Entergy"), executed Amendment No. 1 to the $1,200,000,000 Credit Agreement dated December 23, 2008 with the lenders and issuers from time to time party thereto; Citigroup Global Markets Inc. and Goldman Sachs Lending Partners LLC, as joint book runners and joint lead arrangers; BNP Paribas, as administrative agent; The Bank of Nova Scotia Trust Company of New York, as collateral agent; and Mizuho Corporate Bank, Ltd, as syndication agent.  As previously announced, Entergy's Board of Directors approved a plan to pursue a separation of its Non-Utility Nuclear business from Entergy into a separate publicly-traded company (the "spin-off"). The spin-off is expected to be tax-free to Entergy and its shareholders and is subject to certain conditions precedent, including regulatory approvals and the final approval of the Entergy Board of Directors.

Enexus will not be permitted to draw down on the $1,200,000,000 amount until certain customary and transactional conditions are met on or prior to July 1, 2010, including the consummation of the internal reorganization of Entergy's Non-Utility Nuclear business prior to the spin-off.

This summary is qualified in its entirety by Amendment No. 1 attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Amendment No. 1 dated October 1, 2009 to the Credit Agreement dated December 23, 2008 by and among Enexus Energy Corporation, as Borrower; the lenders and issuers from time to time party thereto; Citigroup Global Markets Inc. and Goldman Sachs Lending Partners LLC, as joint book runners and joint lead arrangers; BNP Paribas, as administrative agent; The Bank of Nova Scotia Trust Company of New York, as collateral agent; and Mizuho Corporate Bank, Ltd, as syndication agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and
Chief Accounting Officer

Dated: October 1, 2009